UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2022

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Calvin A. Bancroft

On November 8, 2022, the Company announced that Calvin A. Bancroft, Executive Vice President and Chief Operating Officer, will resign from his position as Executive Vice President and Chief Operating Officer of the Company effective as of the close of business on December 31, 2022 (the “Transition Date”). Mr. Bancroft will continue his employment with the Company as a Senior Advisor reporting to the Chief Executive Officer of the Company through the close of business on September 30, 2023 at which time he is expected to retire (the “Separation Date”).

In connection with Mr. Bancroft’s transition to a Senior Advisor role and subsequent retirement, Mr. Bancroft and the Company entered into a Transition Services and Separation Agreement (the “Agreement”) on November 8, 2022. Among other things, the Agreement provides that Mr. Bancroft will receive: (i) the remaining $60,000 installment of a retention award granted to him in September of 2021, subject to his continued employment through payment of such amount, which will occur within 30 days following the Transition Date; (ii) a lump sum $175,000 payment in lieu of certain previously agreed upon deferred compensation plan contributions within 30 days following the Separation Date; (iii) a cash transition bonus in an aggregate amount of $150,000, payable in equal $75,000 installments on each of January 2, 2023 and the Separation Date; and (iv) subsidized COBRA premiums under the Company’s medical, dental and vision plans through September 30, 2024. The Agreement also includes a release of claims and customary post-termination restrictive covenants.

Promotion of David Liner

On November 8, 2022, the Company also announced that David Liner, Vice President of Operations and Maintenance, will become Executive Vice President and Chief Operating Officer of the Company effective January 1, 2023.

Mr. Liner, age 49, has served as Vice President of Operations and Maintenance of the Company since August 2021. Prior to joining the Company, Mr. Liner served in various leadership roles over his 20-year career at SeaRiver Maritime, Inc., a wholly owned subsidiary of ExxonMobil. These roles included the Americas Freight Trading Manager (2021), Americas Crude & Feedstocks Manager (2020), Planning & Strategy Manager (2018-2020), and as the Chief Commercial and Planning Officer for Qatar Gas Transport Company Ltd. (Nakilat) as a secondee from ExxonMobil (2015-2018). Mr. Liner also served in various roles for SeaRiver Maritime Inc. and ExxonMobil Development Company from 2001-2015, as an engineer for BMT Designs & Planners, Inc. from 2000-2001, and as an engineer for the American Bureau of Shipping from 1996-2000. Mr. Liner holds a Bachelor of Applied Science, Ocean Engineering, from the Florida Institute of Technology.

There are no family relationships between Mr. Liner and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions between the Company and Mr. Liner required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Bancroft’s retirement and resignation and Mr. Liner’s promotion is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Excelerate Energy, Inc. Press Release dated November 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	November 8, 2022	By:	/s/ Dana Armstrong
Dana Armstrong Executive Vice President and Chief Financial Officer (Principal Financial Officer)